Exhibit 3.1 to Form 8-K dated January 27, 1997

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                              CHELSEA ATWATER, INC.
                             (A Nevada Corporation)

     CHELSEA ATWATER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

     A. The Board of Directors of this corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the corporation to change the name of the corporation from CHELSEA ATWATER, INC. to CEREX ENTERTAINMENT CORPORATION, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article I (Name and Duration) of the Certificate of Incorporation of this corporation be amended to provide as follows:

                                   "Article I
                                NAME AND DURATION

     The name of this corporation is CEREX ENTERTAINMENT CORPORATION (the "Company"). It shall have perpetual existence."


     B. Other than the change of the corporation's name, there are no amendments to the Certificate of Incorporation.

     C. Pursuant to resolution of the corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 3,113,245 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

     D. This  amendment  was duly adopted in accordance  with the  provisions of
Section 78.390 of the General Corporation Law of Nevada.

     IN WITNESS WHEREOF,  CHELSEA  ATWATER,  INC. has caused this Certificate of
Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED: January 24, 1997                      CHELSEA ATWATER, INC.

                                             By: /s/ John D. Brasher Jr.
                                             ---------------------------
         ATTEST:                             John D. Brasher Jr., President,
                                             Chief Exec. Officer

By: /s/ Mark T. Cooper
----------------------
Mark T. Cooper, Assistant Secretary                      (SEAL)

                 Exhibit 3.2 to Form 8-K dated January 17, 1997

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                         CEREX ENTERTAINMENT CORPORATION
                             (A Nevada Corporation)

     CEREX ENTERTAINMENT CORPORATION, a corporation organized on April 4, 1989, under the name Chelsea Atwater, Inc. and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

     A. The shareholders of this corporation by written consent duly adopted a resolution setting forth amendments to the Certificate of Incorporation of the corporation which amend the Certificate of Incorporation in its entirety. The resolution setting forth the amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation shall be amended in its entirety to provide as follows, and such amendment shall supercede the Certificate of Incorporation as in existence on this date:

     "FIRST. The name of this corporation is CEREX ENTERTAINMENT CORPORATION.

     SECOND. The Corporation's Registered Office in the State of Nevada is located at 2533 N. Carson Street, Carson City, Nevada 89706. The Corporation's Resident Agent at this address is Laughlin Associates, Inc.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada. The Corporation may conduct all or any part of its business, and may hold, purchase, mortgage, lease and convey real and personal property, anywhere in the world. The Corporation shall have perpetual duration.

     FOURTH. The names and addresses of the members of the Board of Directors are:

                 Name                                       Mailing Address
         John D. Brasher, Jr.                      90 Madison Street, Suite 707
                                                   Denver, Colorado 80206

         Johnny D. Brasher                         P.O. Box 1686
                                                   Ferriday, Louisiana 71334

                                 {CAPITAL STOCK}

     FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is SIXTY-FIVE MILLION (65,000,000), of which FIFTY MILLION (50,000,000) shares having a par value of $.001 per share shall be of a class designated "Common Stock" (or "Common Shares") and FIFTEEN MILLION (15,000,000) shares having a par value of $.001 per share shall be of a class designated "Preferred Stock" (or "Preferred Shares"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

                               I. PREFERRED STOCK

     (a) Issuance in Class and Series. Shares of Preferred Stock may be issued in one or more classes or series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     (b) Authority of Board for Issuance. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the designation of such classes and series and the powers, preferences and rights of the shares of such classes and series, and the qualifications, limitations or restrictions thereof, including the following:

          1. The distinctive designation and number of shares comprising such class or series, which number may (except where otherwise provided by the Board of Directors in creating such class or series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

          2. The rate of dividend, if any, on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of that class or series over shares of any other class or series;

          3. Whether the shares of that class or series shall be redeemable at the option of the Corporation or of the holder of the shares or of another person or upon the occurrence of a designated event and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;

          4. Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series and, if so, the terms and amounts payable into such sinking fund;

          5. The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, relative rights of priority; if any, of payment of shares of that class or series;

          6. Whether the shares of that class or series shall be convertible into or exchangeable for shares of stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

          7. Whether the issuance of any additional shares of such class or series, or of any shares of any other class or series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other class or series;

          8. Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such class or series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Corporation's Charter, as from time to time amended, and to the full extent now or hereinafter permitted by the laws of Nevada.

     (c) Dividends. Payment of dividends shall be as follows:

          1. The holders of Preferred Stock of each class or series, in preference to the holders of Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, all dividends, at the rate for such class or series fixed in accordance with the provisions of this Article FIFTH and no more;

          2. Dividends may be paid upon, or declared or set aside for, any class or series of Preferred Stock in preference to the holders of any other class or series of Preferred Stock in the manner determined by the resolutions of the Board of Directors authorizing and creating such class or series;

          3. So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or in property, be paid or declared nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative classes and series Preferred Stock with respect to all past dividend periods, and unless all dividends on all classes and series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund for any class or series of Preferred Stock. The foregoing provisions of this subparagraph (3) shall not, however, apply to any dividend payable in Common Stock;

          4. No dividend shall be deemed to have accrued on any share of Preferred Stock of any class or series with respect to any period prior to the date of the original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolutions of the Board of Directors creating such class or series. Preferred Stock shall not be entitled to participate in any dividends declared and paid on Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not pay interest.

     (d) Dissolution or Liquidation. In the event of any voluntary or involuntary liquidation, dissolution of assets or winding-up of the Corporation, the holders of the shares of each class or series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holder of each such share on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all classes and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of Common Stock as provided in this Article FIFTH. If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more classes or series of Preferred Stock which (i) are entitled to a preference over the holders of Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment for the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the consolidation nor merger of the Corporation, nor the exchange, sale, lease or conveyance (whether for cash, securities or other property) of all, substantially all or any part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of this provision.

     (e) Voting Rights. Except to the extent otherwise required by law or provided in the resolution of the Board of Directors adopted pursuant to authority granted in this Article FIFTH, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever. The Board of Directors may determine whether the shares of any class or series shall have limited, contingent, full or no voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights. Whenever holders of Preferred Stock are entitled to vote on a matter, each holder of record of Preferred Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation and entitled to vote.

                                II. COMMON STOCK

     (a) Issuance. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.

     (b) Voting Powers. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors at the time of issuing Common Shares, (i) each Common Stock share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and (ii) Common Shares shall have unlimited voting rights, including but not limited to the right to vote in elections for directors, and each holder of record of Common Shares entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each holder shall have as many votes for each share held by him as there are directors.

     (c) Dividends. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     (d) Dissolution or Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.

                              III. GENERAL MATTERS

     (a) Capital. The portion of the consideration received by the Corporation upon issuance of any of its shares that shall constitute "capital" within the meaning of the General Corporation Law of Nevada shall be (1) in the case of par-value shares, the par value thereof, and (2) in the case of shares without par value, the stated value of such shares as determined by the Board of Directors at the time of issuance; provided, that if no stated value is determined at the time that shares without par value are issued, the entire consideration to be received for the shares shall constitute capital.

     (b) Fully Paid and Nonassessable. Any and all shares of Common or Preferred Stock issued by the Corporation for which not less than the portion of the consideration to be received determined to be "capital" has been paid to the Corporation, provided the Corporation has received a promissory note or other binding legal obligation of the purchaser to pay the balance thereof, shall be deemed fully paid and nonassessable shares.

     (c) Amendment of Shareholder Rights. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

     (d) Status of Certain Shares. Shares of Preferred or Common Stock which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.

     (e) Denial of Preemptive Rights. No holder of any shares of the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

     (f) Convertibility. Common Shares or other shares of any class or series, and notes, debentures, bonds and other debt instruments issued by the Company or any affiliated company, may be made convertible into or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.

     (g) Redeemability. Common Shares may be made redeemable at the option of the Corporation or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the General Corporation Law of Nevada, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares.

                            {VOTING OF SHAREHOLDERS}

     SIXTH. The following provisions are hereby adopted for the purpose of regulating certain matters relating to the voting of shareholders of the
Corporation:

     (a) Definitions. Whenever the term "total voting power" appears in this Charter, it shall mean all shares of the Corporation entitled to vote at a meeting or on a question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term "votes cast" appears in this Charter, it shall mean the total number of voting shares out of the total voting power which were unequivocally voted in favor of or against a director standing for election or a matter presented for shareholder approval at a legal meeting which commenced with a quorum.

     (b) Quorum. A majority of the total voting power, or where a separate vote by class or series is required, a majority of the voting shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation's shareholders.

     (c) Vote Required. Any action to be taken by the Corporation's shareholders at any valid meeting which commenced with a quorum shall require the affirmative vote only of a majority of the votes cast, except where this Charter or the Corporation's Bylaws then in effect requires the affirmative vote of a higher proportion of the votes cast or requires the affirmative vote of a proportion of the total voting power, and except where the Nevada General Corporation Law specifically requires the affirmative vote of a majority of all the votes entitled to be cast. Directors shall be elected by plurality vote. Abstentions from voting shall not be considered in the tallying of votes. Nothing contained in this Article SIXTH shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The Bylaws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained. Cumulative voting shall not be allowed in voting for directors.

     (d) Manner of Voting; Etc. The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Corporation's Bylaws. Cumulative voting shall not be allowed in the election of directors.

     (e) Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

     (f) Shareholder Ratification. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by vote of the shareholders at any annual meeting, or at any special meeting called for such purpose, or by means of a written consent of shareholders in lieu of a meeting, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

                {CONCERNING SHAREHOLDERS, DIRECTORS AND OFFICERS}

     SEVENTH. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and shareholders:

     (a) Number of Directors. The number of Directors shall be as fixed in the Bylaws. In the absence of such provision in the Bylaws, the Corporation shall have one (1) Director. Directors shall be elected by plurality vote and need not be elected by written ballot, except as provided in the Bylaws.

     (b) Removal of Directors. A director of the Corporation, or the entire Board of Directors of the Corporation, may be removed by the shareholders, with or without cause, in the manner provided by applicable law, without considering the vote of the director or directors sought to be removed. As used herein, "cause" for the removal of a director shall be deemed to exist if (A) there has been a finding by not less than a majority of the entire Board of Directors that cause exists and the directors have recommended removal to the shareholders, or
(B) any other cause defined by law exists.

     (c) Removal of Officers and Employees. Unless the Bylaws otherwise provide, any officer or employee of the Corporation may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors, without prejudice, however, to existing contractual rights.

                                    {BYLAWS}

     EIGHTH. The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such Bylaws or adopt new Bylaws by the affirmative vote of at least a majority of the total voting power. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or this Charter.

               {INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS}

     NINTH. The following provisions are hereby adopted for the purpose of defining and regulating certain rights of directors, officers and others in respect of indemnification and related matters.

     (a) Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (b) Actions or Suits by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper.

     (c) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article NINTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article NINTH, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     (d) Determination of Right to Indemnification. Any indemnification under Sections (a) and (b) of this Article NINTH (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or (ii) if such disinterested majority of the Board of Directors so directs or cannot be obtained, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections (a) and (b) of this Article NINTH.

     (e) Advances of Costs, Charges and Expenses. Costs, charges and expenses (including attorney's fees) incurred by a person referred to in Sections (a) or
(b) of this Article NINTH in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article, accompanied by evidence satisfactory to the Board of Directors of ability to make such repayment. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Directors deems appropriate. The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     (f) Procedure for Indemnification.  Any indemnification under Sections (a),
(b) and (c), or advance of costs, charges and expenses under Section (e) of this Article NINTH, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (e) of this Article NINTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (a) or (b) of this Article NINTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article NINTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (g) Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Sections (a) or (b) of this Article NINTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

     (h) Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect. Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the General Corporation Law of Nevada or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article NINTH shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

     (i) Exceptions to Indemnification Right. Notwithstanding any other language in this Charter, the Company shall not be obligated pursuant to the terms of this Charter:

          (1) Claims Initiated by Indemnitee. To indemnify or advance expenses to any person with respect to proceedings or claims initiated or brought voluntarily by him or her and not by way of defense, expect with respect to proceedings brought to establish or enforce a right to indemnification under this Charter or any other statue or law or otherwise as required under the General Corporation Law of Nevada, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; or

          (2) Lack of Good Faith. To indemnify any person for any expenses incurred by him or her with respect to any proceeding instituted by him or her to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by him or her in such proceeding was not made in good faith or was frivolous;

          (3)  Insured   Claims.   To  indemnify  any  person  for  expenses  or
     liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to him or her by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

          (4) Claims Under Section 16(b). To indemnify any person for expenses or the payment of profits arising from the purchase and sale by him or her of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.


     (j) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

     (k) Savings Clause. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.

     (l) Amendment. The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article NINTH. No amendment, termination or repeal of this Article NINTH shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

     (m) Subsequent Legislation. If the General Corporation Law of Nevada is amended after adoption of this Charter to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Nevada, as so amended.

     (n) Restriction. Notwithstanding any other provision hereof whatsoever, no person shall be indemnified under this Article NINTH who is adjudged liable for
(i) a breach of duty to the Company or its shareholders that resulted in personal enrichment to which he was not legally entitled, (ii) intentional fraud or dishonesty or illegal conduct, or (iii) for any other cause prohibited by applicable state or federal law, unless a court determines otherwise.

                        {EXCLUSION OF DIRECTOR LIABILITY}

     TENTH. As authorized by Section 78.037(1) of the General Corporation Law of Nevada, no director or officer of the Company shall be personally liable to the Company or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director or officer, except for liability for (a) any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) any payment of dividends in violation of Section 78.300 of the General Corporation Law of Nevada, as it now exists or may hereafter be amended. This Article TENTH shall apply to a person who has ceased to be a director or officer of the Company with respect to any breach of fiduciary duty which occurred when such person was serving as a director or officer. This Article TENTH shall not be construed to limit or modify in any way any director's or officer's right to indemnification or other right whatsoever under this Charter, the Company's ByLaws or the General Corporation Law of Nevada.

     If the General Corporation Law of Nevada hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers generally, then the liability of the Company's directors and officers, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Nevada as so amended. Any repeal or modification of this Article TENTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director or officer existing at the time of such repeal or modification. The affirmative vote of at least a majority of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

                                   {AMENDMENT}

     ELEVENTH. The Corporation reserves the right to amend, restate or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders are granted subject to this reservation. The affirmative vote of a majority of the votes cast is necessary to amend or restate provisions of this Charter, except such provisions which expressly require a higher proportion of the votes cast or require a proportion of the total voting power. The affirmative vote of a majority of the total voting power is necessary to repeal this Charter in its entirety and adopt a new charter in its stead.

                     {CERTAIN POWERS RESERVED TO DIRECTORS}

     TWELFTH. The Corporation hereby reserves solely to the Board of Directors the power and authority to borrow from time to time on behalf and in the name of the Corporation and to determine the amount, terms, provisions and conditions of any such borrowing; and in connection therewith to create, issue and deliver instruments of indebtedness, including but not limited to promissory notes, bonds, debentures and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion. In connection with the creation, issuance or delivery of any such form or evidence of indebtedness, there is also reserved solely to the Board of Directors the power and authority to create, enter into and execute indentures of trust, conveyances, mortgages and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion; and, without need of prior or subsequent shareholder approval, to pledge, mortgage or convey any or all property, assets, rights, privileges or franchises now or hereafter belonging to the Corporation in order to secure the payment when due of the principal, interest and other charges due upon any such promissory notes, bonds or debentures or other obligations or evidences of indebtedness of the Corporation; and to create, issue and deliver additional amounts or series of obligations under the terms of any such indenture, conveyance or mortgage after creation and issuance of the original obligations thereunder. Any form of indebtedness authorized by the Board of Directors may be made convertible into Common Stock or other securities of the Corporation and may be made redeemable at such time and on such terms (including the use of a sinking fund or similar arrangement) as the Board of Directors deems necessary or advisable in its sole discretion. The affirmative vote of a majority of the total voting power shall be required to amend, repeal or adopt any provision inconsistent with this Article TWELFTH.

             [INAPPLICABILITY OF CONTROL SHARE ACQUISITION STATUTE}

     THIRTEENTH. The Corporation expressly elects not to be governed by Sections
78.378 through 78.3793 of the General Corporation Law of Nevada (concerning acquisitions of controlling interest in corporations), as it now exists or may hereafter be amended, or any successor statute. The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal or adopt any provision inconsistent with this Article THIRTEENTH."


     B. The foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of 1,562,929 shares of the Corporation's 3,113,245 shares of capital stock outstanding and entitled to vote on the amendment, constituting a majority of such shares and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

     D. This  amendment  was duly adopted in accordance  with the  provisions of
Section 78.390 of the General Corporation Law of Nevada.

     IN WITNESS WHEREOF, CEREX ENTERTAINMENT CORPORATION has caused this Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED: February 25, 1997
                                          CEREX ENTERTAINMENT CORPORATION


                                          By: /s/ John D. Brasher Jr.
                                          ---------------------------
                                          John D. Brasher Jr., President,
                                          Chief Exec. Officer

By: /s/ Mark T. Cooper
----------------------
Mark T. Cooper, Assistant Secretary

                 Exhibit 3.3 to Form 8-K dated January 27, 1997



                         CEREX ENTERTAINMENT CORPORATION



                            CERTIFICATE OF AMENDMENT
                                       to
                            ARTICLES OF INCORPORATION
                                       of
                         CEREX ENTERTAINMENT CORPORATION



     CEREX ENTERTAINMENT CORPORATION, a corporation organized on April 4, 1989, and existing under and by virtue of the Nevada General Corporation Law, does hereby certify that:


     A. The name of the corporation is CEREX ENTERTAINMENT CORPORATION.


     B. Under authority of Section 78.195 of the Nevada General Corporation Law, Article FIFTH, Part I of the Certificate of Amendment to the Corporation's Certificate of Incorporation expressly vests authority in the Board of Directors to prescribe the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's preferred shares, without shareholder approval.


     C. The Board of Directors of the Corporation has, by the unanimous written consent of its members taken on February 20, 1997, pursuant to Section 78.315 of the Nevada General Corporation Law, duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation designating and establishing a series of preferred stock consisting of 4,000,000 preferred shares known as the:

          "SERIES A, 6.75% NON-VOTING CONVERTIBLE PREFERRED STOCK"


     D. The Corporation submits this Certificate of Amendment to its Certificate of Incorporation for the purpose of establishing and designating such series of preferred stock as required by Section 78.1955 of the Nevada General Corporation Law.


     E. A copy of the "Resolution of the Board of Directors Establishing a Series of Shares of Preferred Stock of CEREX ENTERTAINMENT CORPORATION" dated as of February 20, 1997, setting forth the text of the amendment prescribing the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A, 6.75% Non-Voting Convertible Preferred Stock, is attached hereto as EXHIBIT A and is incorporated by reference in this document as if fully set forth herein.


     F. No shares of the Series A, 6.75% Non-Voting Convertible Preferred Stock have been issued.


     G. No approval of the corporation's shareholders is necessary in regard to this amendment or its filing with the Nevada Secretary of State.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the below date.

DATED: March 6, 1997
                                      CEREX ENTERTAINMENT CORPORATION


(SEAL)
                                      By: /s/ John D. Brasher Jr.
                                      ---------------------------
         ATTEST:                      John D. Brasher Jr., President



By: /s/ Elisabeth M. Crosse
---------------------------
Elisabeth M. Crosse, Asst. Secretary



                                    Exhibit A
                                       to
                            Certificate of Amendment



                             RESOLUTION OF DIRECTORS
               ESTABLISHING A SERIES OF SHARES OF PREFERRED STOCK
                                       of
                         CEREX ENTERTAINMENT CORPORATION

             SERIES A, 6.75% NON-VOTING CONVERTIBLE PREFERRED STOCK


     The undersigned, constituting the entire board of directors of CEREX ENTERTAINMENT CORPORATION, a Nevada corporation ("Company"), hereby take the following actions by unanimous written consent in lieu of a meeting, as authorized by Sections 78.1955 and 78.315 of the Nevada General Corporation Law:

     WHEREAS, the Board of Directors of the Company ("Board") desires to establish and designate a series of shares of Preferred Stock and to fix and determine the relative rights and preferences thereof; and

     RESOLVED, FIRST, that the Board hereby establishes and designates a series of Preferred Stock of the Company to consist of 4,000,000 shares, $.001 par value per share, and hereby affixes the voting powers, designation, rights, preferences, privileges and restrictions of the shares of such series, as follows:

     1. Designation and Consideration.

     The designation of 4,000,000 shares of the series of Preferred Stock created by this Resolution shall be the "SERIES A, 6.75% NON-VOTING CONVERTIBLE PREFERRED STOCK", par value US$.001 per share. Shares of this series are herein referred to as the "Series A Preferred Stock." Each share of Series A Preferred Stock shall be issued for such consideration as the Board may determine (whether cash, property or other assets). Once duly issued for the consideration herein called for, shares of the Series A Preferred Stock shall be deemed fully paid and nonassessable.

     2. Dividends.

     The holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board and as permitted by law, an annual dividend equal to six and three-quarters percent (6.75%) of the number of shares of Series A Preferred Stock held, payable in cash or common stock of the Company whose value shall be determined in good faith by the Company's Board of Directors, as the Company elects in its discretion.

     This dividend right shall be cumulative, and if a dividend is declared and not paid for any year, then the right to receive such dividend shall accrue, and no cash or share dividend shall be paid on the common shares of the Company or any preferred shares ranking junior to the Series A Preferred Stock as to liquidation preference, unless and until all dividends declared on the Series A Preferred Stock and remaining unpaid have been paid. Dividends shall accrue from the date declared.

     Once the holders of Series A Preferred Stock have received a dividend declared for a particular year, such holders shall not participate in or receive any part of any additional dividends declared for such year on any other series or class of the Company's shares.

     3. Redemption.

     The shares of Series A Preferred Stock shall not be subject to redemption by the Company without the consent of the holders thereof, nor at the election of the holders thereof.

     4. Conversion Right.

     4.1 Conversion Rate. Each share of Series A Preferred Stock may, subject to the terms hereof and subject to adjustment as provided below, at any time commencing one (1) year after the completion of the offering of Series A Preferred Stock (the "Completion Date"), at the option of the holder thereof be converted into fully paid, nonassessable shares of common stock of the Company, $.001 par value per share. The number of Conversion Shares issuable upon conversion of a share of Series A Preferred Stock shall be: (i) commencing one
(1) year after the Completion Date, 1.1 Conversion  Shares;  (ii) commencing two
(2)  years  after  the  Completion  Date,  1.25  Conversion  Shares;  and  (iii)
commencing three (3) years after the Completion Date and thereafter, 1.375 Conversion Shares. The common shares of the Company into which shares of Series A Preferred Stock are converted ("Conversion Shares") will not be registered under the Securities Act of 1933, as amended ("Act"), but shall be issued in reliance upon Rule 903(c)(2) of Regulation S under the Act or other available exemption from registration under the Act. Conversion shall be deemed to occur on the date a certificate or certificates evidencing shares of Series A Preferred Stock being converted is presented to the Company or to the Company's transfer agent and registrar, properly endorsed and accompanied by the proper fee payable for issuance of the Conversion Shares.

     4.2 Other Adjustments to Conversion Rates. The conversion rates set forth in paragraph 4.1 above will be subject to further adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Company's assets, or in case of any reclassification of the Common Stock. Holders of shares of the Series A Preferred Stock shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares into which the shares of Series A Preferred Stock might have been converted immediately prior to occurrence of the event. In the event of a split or combination, the number of Conversion Shares issuable shall be appropriately adjusted. For purposes of this paragraph, the term "shareholder" means a holder of Common Stock.

     4.3 Common Stock Authorized and Reserved. By adoption of this Resolution, the Board hereby specifically authorizes the issuance of and reserves for issuance an aggregate of 5,500,000 Common Shares upon conversion of the Series A Preferred Stock, giving effect to the conversion rates set forth in paragraph 4.1; provided, however, that if any adjustment to the conversion rates should require the issuance of a greater number of Common Shares, then the issuance of such greater number of Common Shares hereby is authorized and reserved.

     4.4 No Fractional Shares Issuable. No fractional share of Common Stock, or scrip or other instrument representing a fractional Common Share, shall be issued upon conversion of any share of Series A Preferred Stock. If any such conversion results in a fractional share of Common Stock being issuable, the Company issue a whole share if the fraction is one half (0.50) or more, and the converting holder shall forfeit the fraction if less than one half (0.50)

     5. Rights on Liquidation, Dissolution, or Winding Up.

     5.1 Payment of Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of Series A Preferred Stock shall be subordinate to all claims of the Company's creditors and to claims of the holders of every series of the Company's preferred stock ranking senior upon liquidation to the Series A Preferred Stock, but otherwise are entitled to share ratably with the holders of the Company's common stock and series of preferred stock ranking on a parity with the Series A Preferred Stock in the Company's assets available for distribution to its shareholders.

     5.2 Effective Reorganization. Neither the consolidation or merger of the Company with or into any other company nor the lease, exchange, sale or transfer of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company's affairs, whether voluntary or otherwise, within the meaning of this Section 5.

     6. Voting Rights.

     The shares of the Series A Preferred Stock shall not have the right to vote in the election of directors of the Company or on any other matters upon which shareholders of the Company may or must vote, except matters specifically, directly and adversely affecting their rights as holders of Series A Preferred Stock and shall have only such voting rights as a class as are unequivocally conferred in this Resolution, by the Nevada General Corporation Law or other controlling corporation law statute. Any matter which requires the approval of the holders of the Series A Preferred Stock shall require only the affirmative vote of a majority of the votes cast by the holders of such shares, voting as a separate class, at any lawful meeting of such holders which commences with a quorum. Whenever such shares are entitled to vote, each share of Series A Preferred Stock shall be entitled to one vote.

     7. Certain Corporate Actions.

     The Company shall not amend its articles or certificate of incorporation without the prior approval of the holders of the Series A Preferred Stock, voting as a separate class, if such amendment would directly or indirectly effect any adverse change in any of the rights, preferences or privileges of, or limitations provided for herein for the benefit of, the holders of Series A Preferred Stock. Without limiting the generality of the foregoing, no such amendment may be effected without such approval if such amendment would:

          (a) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the seniority of the liquidation preferences of the holders of Series A Preferred Stock relative to the rights upon liquidation, dissolution or winding up of the holders of any other class or series of the Company's shares; OR

          (b) Cancel or modify the right of holders of Series A Preferred Stock to convert such shares to Common Shares of the Company, all as set forth in this Resolution.

     8. Rank of Series A Preferred Stock.

     The shares of the Series A Preferred Stock shall rank junior to all series of preferred stock of the Company hereafter created, unless such subsequently created series expressly ranks on a parity with or subordinate to the Series A Preferred Stock. The Company may issue other shares of another class or series of preferred stock after the date of this Resolution which rank on a parity with or senior to the Series A Preferred Stock.

     9. Status of Certain Shares.

     Shares of Series A Preferred Stock which (i) have been redeemed, converted, exchanged, purchased, retired or surrendered to the Company, or (ii) have been reacquired in any other manner, or (iii) have not been sold or issued and which by determination of the Board of Directors shall not be sold or issued as Series A Preferred Stock, shall have the status of authorized and unissued preferred shares and may be reissued by the Board of Directors as shares of Series A Preferred Stock or any other series of preferred stock. In any such event, the Board of Directors may but shall not required to file an amendment to the Company's articles of incorporation with the Nevada Secretary of State to reflect any such fact.

     10. Tax Matters.

     The holders of Series A Preferred Stock shall be solely liable for and shall pay any and all taxes and other governmental charges, of every kind, that may be imposed in respect of the issue or delivery of Common Shares upon redemption or conversion of Series A Preferred Stock. The Company may withhold certain of such Common Shares in order to satisfy the Company's tax withholding obligations or take similar steps to ensure that such taxes and charges are duly paid. If the Company becomes liable for or pays any such taxes due to acts of a Series A Preferred Stock holder, it may, in order to recoup the amount of such tax or tax liability:

          (i) withhold the amount of such tax or tax liability from any funds whatever in or coming into the Company's possession and belonging to such holder, including dividends declared on the Series A Preferred Stock and payable to such holder; and/or
          (ii) cancel and reissue in the Company's name such number of shares of Series A Preferred Stock, based upon the original issue price per share, as will equal the amount of the tax paid or tax liability incurred.

     IN WITNESS WHEREOF, the undersigned directors have duly approved the foregoing resolution effective as of February 10, 1997.




                                             By: /s/ John D. Brasher Jr.
                                             ---------------------------
                                             John D. Brasher Jr.

(SEAL)

                                             By: /s/ Johnny D. Brasher
                                             -------------------------
                                             Johnny D. Brasher

                 Exhibit 3.4 to Form 8-K dated January 27, 1997

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                         CEREX ENTERTAINMENT CORPORATION
                             (A Nevada Corporation)



     CEREX ENTERTAINMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY
THAT:

     A. The Board of Directors of this corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to change the name of the corporation from CEREX ENTERTAINMENT CORPORATION to CERX ENTERTAINMENT CORPORATION (deleting the second "e" in Cerex), declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article I (Name and Duration) of the Certificate of Incorporation of this corporation be amended to provide as follows:

     "FIRST. The name of this corporation is CERX ENTERTAINMENT CORPORATION."


     B. Other than the change of the corporation's name, there are no amendments to the Certificate of Incorporation.

     C. Pursuant to resolution of the corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 4,952,838 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

     D. This  amendment  was duly adopted in accordance  with the  provisions of
Section 78.390 of the General Corporation Law of Nevada.

     IN WITNESS WHEREOF, CEREX ENTERTAINMENT CORPORATION has caused this Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED: March 18, 1997                    CEREX ENTERTAINMENT CORPORATION



                                         By: /s/ John D. Brasher Jr.
                                         ---------------------------
                                         John D. Brasher Jr., President,
                                         Chief Exec. Officer

By: /s/ Mark T. Cooper
----------------------
Mark T. Cooper, Assistant Secretary

                 Exhibit 3.5 to Form 8-K dated January 27, 1997

                                     BYLAWS
                                       of
                         CEREX ENTERTAINMENT CORPORATION
                             (A Nevada Corporation)

                                    ARTICLE I
                                     General

     1.01 Applicability. These Bylaws provide rules for conducting the business of this corporation (the "Company"). Every shareholder and person who subsequently becomes a shareholder, the Board of Directors, Committees and Officers of the Company shall comply with these Bylaws, as amended from time to time. All bylaws and resolutions heretofore adopted by the Board of Directors are hereby repealed, to the extent in conflict with the provisions of these Bylaws.

     1.02 Offices. The principal office of the Company shall be selected by the Board of Directors from time to time and may be within or without the State of Nevada. The Company may have such other offices, within or without the State of Nevada, as the Board of Directors may, from time to time, determine. The registered office of the Company required by the General Corporation Law of Nevada to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

     1.03 Definition of Terms. Terms defined in the Company's Certifcate of Incorporation, as amended and restated from time to time (the "Charter"), shall have the same meanings when used in these Bylaws.

                                   ARTICLE II
                               Stock Certificates

     2.01 Stock Certificates. The shares of the Company's capital stock shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or Assistant Secretary of the Company, and sealed with the seal of the Company, or a facsimile thereof. If certificates are signed by a transfer agent and registrar other than the Company or an employee thereof, the signatures of the officers of the Company may be facsimile. In case any officer who has signed (by real or facsimile signature) a certificate shall have ceased to hold such office before the certificate is issued, it may be issued by the Company with the same effect as if he continued to hold such office on the date of issue. Each certificate representing shares shall state upon the face thereof: (i) that the Company is organized under the laws of the State of Nevada; (ii) the name of the person to whom issued; (iii) the number, class and series (if any) of shares which such certificate represents; and (iv) the par value, if any, of the shares represented by such certificate, or a statement that the shares have no par value.

     If any class or series of shares is subject to special powers, designations, preferences or relative, participating or other special rights, then such (together with all qualifications, limitations or restrictions of such preferences or rights) shall be set forth in full or summarized on the certificate representing such class or series. Moreover, each certificate shall state that the Company will furnish, without charge, to the registered holder of the shares represented by such certificate who so requests a statement setting forth such information in full.

     Each certificate also shall set forth restrictions upon transfer, if any, or a reference thereto, as shall be adopted by the Board of Directors or by the shareholders, or as may be contained in this Article II. Any shares issued without registration under the Securities Act of 1933, as amended ("Act"), shall bear a legend restricting transfer unless such shares are registered under such act or an exemption from registration is available for a proposed transfer.

     2.02 Consideration for Shares. Shares of the Company shall be issued, and treasury shares may be disposed of, for such consideration or considerations as shall be fixed from time to time by the Board of Directors. No shares shall be issued for less than the par value thereof. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Company, or as permitted in the Charter.

     2.03 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors when authorizing such issue of a new certificate or certificates may in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require, and/or furnish to the Company a bond in such sum as it may direct, as indemnity against any claim that may be made against the Company. Except as hereinabove in this section provided, no new certificate or certificates evidencing shares of stock shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or certificates are issued, shall be surrendered for cancellation.

     2.04 Registered Holder as Owner. The Company shall be entitled to treat the registered holder of any shares of the Company as the owner of such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Company shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Company shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the Company, until such purchaser, assignee, or transferee has become the registered holder of such shares.

     2.05 Reversions. Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within TWO years after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Company to pay the dividend or redemption price or deliver the certificate(s) for the shares to such shareholders within such time shall, at the expiration of such time, revert in full ownership to the Company, and the Company's obligation to pay any such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors may at any time and for any reason satisfactory to it, but need not, authorize (i) payment of the amount of cash or property dividend or (ii) issuance of any shares, ownership of which has reverted to the Company pursuant to this Section of Article II, to the person or entity who or which would be entitled thereto had such reversion not occurred.

     2.06 Returned Certificates. All certificates for shares changed or returned to the Company for transfer shall be marked by the Secretary "CANCELLED," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

     2.07 Transfer of Shares. Upon surrender to the Company or to a transfer agent of the Company of a certificate of stock endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate, upon payment by the transferee of such nominal charge therefor as the Company or its transfer agent may impose. Each such transfer of stock shall be entered on the stock book of the Company. Respecting any securities issued in reliance upon Rule 903 of Regulation S under the Act at any time when the Company is not a "reporting issuer" as defined in Rule 902 of Regulation S, no transfer of such securities shall be registered unless made in accordance with the provisions of Regulation S.

     2.08 Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. Any powers or duties with respect to the transfer and registration of certificates may be delegated to the transfer agent and registrar.

                                   ARTICLE III

                          Meetings of the Shareholders

     3.01 Annual Meeting. The annual meeting of the shareholders shall be held between the 90th and 180th day after the tax year end, at such date and time and at such place, within or without the State of Nevada, as is designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the shareholders shall elect a Board of Directors in accordance with the Charter and shall transact such other business as may properly be brought before the meeting.

     3.02 Special Meetings. Unless otherwise proscribed by law, the Charter or these Bylaws, special meetings of the shareholders may be called by the Chairman of the Board, the President, or a majority of the Board of Directors. The President shall call a special meeting upon the Secretary's receipt of written demand therefor by the holders of not less than ten percent (10%) of the total voting power. Requests for special meetings shall state the purpose or purposes of the proposed meeting.

     3.03 Notice of Meetings. Except as otherwise provided by law, the Charter or these Bylaws, written notice of any annual or special meeting of the shareholders shall state the place, date, and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not fewer than 10 nor more than 60 days prior to the meeting by any means permitted in Section 8.01 hereof. No business other than that specified in the notice of a special meeting shall be transacted at any such special meeting.

     3.04 Record Date. In order that the Company may determine shareholders of record who are entitled (i) to notice of or to vote at any shareholders meeting or adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or (iv) to allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or in order that the Company may make a determination of shareholders of record for any other lawful purpose, the Board of Directors may fix in advance a date as the record date for any such determination. Such date shall not be more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken, and in no event may the record date precede the date upon which the Directors adopt a resolution fixing the record date.

     If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is given (as defined in Section 8.01 hereof) or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment. The record date for determining shareholders entitled to consent to corporate actions without a meeting shall be fixed as provided in
Section 3.12 hereof.

     3.05 Voting List. At least 10 days but nor more than 60 days before any meeting of shareholders, the officer or transfer agent in charge of the Company's stock transfer books shall prepare a complete alphabetical list of the shareholders entitled to vote at such meeting, which list shows the address of each shareholder and the number of shares registered in his or her name. The list so prepared shall be maintained at the corporate offices of the Company and shall be open to inspection by any shareholder, for any purpose germane to the meeting, at any time during usual business hours during a period of no fewer than 10 days prior to the meeting. The list shall also be produced and kept open at any shareholders meeting and, except as otherwise provided by law, may be inspected by any shareholder or proxy of a shareholder who is present in person at the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the list of shareholders and to vote at any meeting of shareholders.

     3.06 Quorum; Adjournments. (a) The holders of a majority of the total voting power at any shareholders meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all shareholders meetings, except as otherwise provided by law or by the Articles.

     (b) If a quorum is not present in person or by proxy at any shareholders meeting, a majority of the voting shares present or represented shall have the power to adjourn the meeting from time to time to the same or another place within 30 days thereof and no further notice of such adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     (c) Even if a quorum is present in person or by proxy at any shareholders meeting, a majority of the voting shares present or represented shall have the power to adjourn the meeting from time to time, for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjourment is taken, until a new date which is not more than 30 days after the date of the original meeting.

     (d) Any business which might have been transacted at a shareholders meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 3.06 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section to the contrary notwithstanding, if an adjournment is for more than 30 days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

     (e) The shareholders present at a duly called meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     3.07 Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact. Any proxyholder shall be authorized to sign, on the shareholder's behalf, any written consent for shareholder action taken in lieu of a meeting. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its execution.

     3.08 Voting of Shares. At any shareholders meeting every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law, by the Articles or in the Board resolution authorizing the issuance of shares, each shareholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the Company's books. Except as otherwise provided by law or by the Articles, all matters submitted to the shareholders for approval shall be determined by a majority of the votes cast (not counting abstentions) at a legal meeting commenced with a quorum.

     3.09 Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the Company in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     3.10 Chairman. The Chairman of the Board of Directors of the Company, if there is one, or in his absence, the President, shall act as chairman at all meetings of shareholders.

     3.11 Manner of Shareholder Voting. Voting at any shareholders' meeting shall be oral or by show of hands; provided, however, that voting shall be by written ballot if such demand is made by any shareholder present in person or by proxy and entitled to vote.

     3.12 Informal Action by Shareholders; Record Date. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such a consent must be filed with the minutes of the proceedings of shareholders and shall have the same force and effect as a vote of the shareholders, and may be stated as such in any document filed with the Secretary of State of Nevada under the General Corporation Law of Nevada. Written notice of such action shall be given to all shareholders who have not consented in writing to the action taken. The record date for determining shareholders entitled to consent to corporate actions in writing without a meeting (the "consent record date") shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date was adopted. However, if no consent record date is fixed, the consent record date shall be, respectively, (i) if prior action by the Board of Directors is required under the General Corporation Law of Nevada for the consent to be validly taken, the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (ii) if prior action by the Board of Directors is not required, the first date on which a properly signed and dated consent setting forth the action taken or proposed to be taken is delivered as required above.

     3.13 Presiding Officers; Order of Business. (a) Shareholders meetings shall be presided over by the Chairman of the Board; or if the Chairman (and Vice Chairman) is not present, by the President; or if the President is not present, by a Vice President; or if a Vice President is not present, by such person chosen by the Board of Directors; or if none, by a chairperson to be chosen at the meeting by shareholders present in person or by proxy who own a majority of the voting power present. The Secretary of a shareholders meeting shall be the Secretary of the Company; or if the Secretary is not present, an Assistant Secretary; or if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors; or if none, by such person who is chosen by the chairperson at the meeting.

     (b) The following order of business, unless otherwise ordered at the shareholders meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

     1.   Calling of the shareholders' meeting to order.

     2. Presentation of proof of mailing of the notice of the meeting and, if a special meeting, the call thereof.

     3.   Presentation of proxies.

     4.   Determination and announcement that a quorum is present.

     5. Reading and approval (or waiver thereof) of the minutes of the previous meeting of shareholders.

     6.   Reports, if any, of officers.

     7. Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

     8. Consideration of the specific purpose or purposes for which the meeting has been called, other than election of directors.

     9. Transaction of such other business as may properly come before the meeting.

     10.  Adjournment.

     3.14 Annual Report. The President of the Company shall prepare an annual report which will set forth a statement of affairs of the Company as of the end of its last fiscal year, including a balance sheet, an income statement and a statement of changes in financial position, which need not be audited, and present them at the annual meeting of shareholders. Failure to prepare or present an annual report shall not affect the validity of any shareholder meeting. No such report need be prepared or presented for any fiscal year in which the Company was inactive. This Section shall not apply as to any fiscal year if the Company (i) was at the year end subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and subsequently furnishes to the shareholders an annual report or report on Form 10-K under such Act covering such fiscal year, or (ii) furnishes to shareholders an Information Statement which conforms to the requirements of Rule 15c2-11 of the Securities and Exchange Commission.

                                   ARTICLE IV
                         Directors, Powers and Meetings

     4.01 General Powers. All corporate powers shall be exercised, and the Company's business and affairs shall be managed, by or under the authority of its Board of Directors, except as otherwise provided in the General Corporation Law of Nevada or the Charter.

     4.02 Number, Tenure and Qualifications. The Company's Board of Directors shall consist of not less than one (1) and not more than seven (7) Directors, as resolved from time to time by the Board of Directors. If such number is not so fixed, the Company shall have one Director. Directors shall be elected at each annual meeting of shareholders, except as otherwise provided below. Each Director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and duly qualified. Directors need not be residents of Nevada or shareholders of the Company. Directors shall be elected by plurality vote. At least one-fourth in number of the Directors must be elected annually. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     4.03 Vacancies; Resignation. (a) Any vacancy occurring in the Board of Directors, except resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the entire board or by a majority of the total voting power at any annual meeting or at a special meeting of shareholders called for that purpose, or by means of written shareholder consents taken in lieu of a meeting. Every director chosen to fill a vacancy as provided in this Section shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified.

     (b) Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Company. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the Board or the designated officer. A resignation need not be accepted in order for it to be effective.

     4.04 Removal of Directors. Any Director may be removed only by the shareholders in the manner provided in the Company's Charter and, if no such provision appears therein, then as provided by law. Such action may be taken at any special meeting called for that purpose or by means of written shareholder consents. In case any vacancy so created shall not be filled by the shareholders at such meeting or in the written consent effecting removal, such vacancy may be filled by a majority of the Board of Directors.

     4.05 Place of Meetings. The Board of Directors may hold both regular and special meetings either within or without the State of Nevada, at such place as the Board of Directors from time to time deems advisable.

     4.06 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution; provided, that any Director not present when any such resolution is passed is given notice of the resolution.

     4.07 Special Meetings. A special meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after and at the same place as every special meeting of shareholders. Special meetings of the Board of Directors also may be called by or at the request of the Chairman of the Board, the President, or any two Directors upon two days' notice to each director if such notice is delivered personally or sent by telegram, or upon five days' notice if sent by mail.

     4.08 Telephonic Meetings. One or more members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of Directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Company's records.

     4.09 Notice. Except as otherwise provided above, notice of the time, date and place, of every special meeting of Directors or any committee thereof shall be given. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.10 Quorum; Adjournments. A majority of the number of directors then in office, present in person or by means of conference telephone or similar equipment, shall constitute a quorum for the transaction of business at every Board meeting, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Charter or these Bylaws. If a quorum is not present at any Board meeting, the directors present may adjourn the meeting, from time to time, without notice other than announcement of the meeting, until a quorum is present.

     4.11 Compensation. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board and shall be entitled to reimbursement of all reasonable expenses incurred by them in attending Board meetings. A director may waive compensation for any Board meeting. No director who receives compensation as a director shall be barred from serving the Company in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

     4.12 Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail, first class, postage prepaid, to the Secretary of the Company, provided such mailing is postmarked within ten calendar days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     4.13 Action by Directors Without Meeting. Any action required to be taken at a meeting of the Directors of the Company or of a committee of Directors or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter therof. A consent shall be sufficient for this Section if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

     4.14 Bank Accounts, etc. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Company at any bank or trust company or banking institution in which the Company may maintain an account or to cash checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board of Directors may elect.

     4.15 Inspection of Records. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties, of the Company and of its subsidiaries. Such inspection may be made personally or by an agent and includes the right to make copies and extracts.

     4.16 Executive Committee. (a) The Board of Directors may, by resolution adopted by a majority of the whole Board, appoint two or more of its members to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a director or member of the Executive Committee by any means authorized by the Charter or herein.

     (b) The Executive Committee shall have and may exercise, to the extent provided in such resolution and except as prohibited by law, all of the rights, power and authority of the Board of Directors.

     (c) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or in the absence of the Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at all meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

     4.17 Other Committees. The Board of Directors may, by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, appoint an audit committee, compensation committee, and such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

     4.18 Other Provisions Regarding Committees. (a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee. The members of any committee present at any meeting of a committee, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

     (b) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No member of a committee who receives compensation as a member of one or more committees shall be barred from serving the Company in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

     (c) Unless otherwise prohibited by law, the provisions above concerning action by written consent of directors and meetings of directors by telephonic or similar means shall apply to all committees from time to time created by the Board of Directors.

                                    ARTICLE V
                               Officers and Agents

     5.01 Positions. The Company's officers generally shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Vice Presidents if desired, a Secretary and a Treasurer. The Board of Directors may appoint one or more other officers, assistant officers and agents as it from time to time deems necessary or appropriate, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The Board may delegate to the Chairman of the Board the authority to appoint any officer or agent of the Company and to fill a vacancy other than the Chairman of the Board or President. Any two or more offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary and of President and Vice President. In all cases where the duties of any officer, agent or employee are not prescribed by these bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

     5.02 Term of Office; Removal. Each officer of the Company shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office; provided, that any officer appointed by the Chairman of the Board pursuant to authority delegated by the Board may be removed, with or without cause, at any time by the Chairman whenever the Chairman in his or her absolute discretion shall consider that the Company's best interests shall be served by such removal. Removal of an officer by the Board (or the Chairman, as the case may be) shall not prejudice the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

     5.03 Vacancies. A vacancy in any office, however occurring, may be filled by the Board or the Executive Committee, for the unexpired portion of the term by majority vote of its members, or by the Chairman of the Board in the case of a vacancy occurring in an office to which the Chairman has been delegated authority to make appointments.

     5.04 Compensation. The salaries of all officers of the Company shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives compensation from the Company in any other capacity.

     5.05 Chairman of the Board. The Chairman of the Board ("Chairman"), if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and meetings of shareholders at which he is present and shall exercise general supervision and direction over the implementation of Board policy affecting the affairs of the Company. Any act which may be performed by the Chief Executive Officer or President may be performed by the Chairman.

     5.06 Chief Executive Officer; Chief Operating Officer. The Chairman of the Board shall, unless the Board determines otherwise, serve as the Chief Executive Officer ("CEO") of the Company. If the Chairman is not designated the CEO, then the President shall serve as CEO. The Board may, from time to time, designate from among the executive officers of the Company an officer to serve as Chief Operating Officer ("COO") of the Company. If the Chairman serves as the CEO, then the President shall serve as COO. If the President is designated CEO, then the Executive Vice President (or if there is none, then the next most senior Vice President) shall serve as COO. A person designated to serve in the capacity of CEO or COO shall serve at the pleasure of the Board.

     A person designated Chief Executive Officer (CEO) shall have primary responsibility for and active charge of the management and supervision of the Company's business and affairs. The CEO may execute in the name of the Company authorized corporate obligations and other instruments, shall perform such other duties as may be prescribed by the Board (or Chairman, as the case may be) from time to time and, in the absence or disability of the President, shall exercise all of the duties and powers of the President. In the event that the President is not the CEO, then the CEO shall supervise the performance of the President and shall be responsible for the execution of the policies and directives of the Board. The CEO shall report directly to the Board. The CEO shall perform such other duties as may be assigned by the Board (or Chairman, as the case may be). The CEO may perform any act which might be performed by the President.

     A person designated Chief Operating Officer (COO) shall be responsible for the day-to-day management of the Company's operations, subject to the authority of the CEO. The COO shall report directly to the CEO of the Company and shall consult with the CEO on all matters of corporate policy and material business activities of the Company. The COO shall perform such other duties as may be assigned by the Board or the CEO.

     5.07 President. The President shall have general active management of the business of the Company, subject to the authority of the Chief Executive Officer if the President is not designated as such, and general supervision of its officers, agents and employees. In the absence of the Chairman and Chief Executive Officer, he shall preside at all meetings of the shareholders and of the Board. In the absence of a designated Chief Executive Officer he shall see that all policies and directives of the Board are carried into effect.

     He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute in behalf of the Company written instruments appointing a proxy or proxies to represent the Company, at all meetings of the stockholders of any other company in which the Company shall hold any stock. He may, on behalf of the Company, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Company and may execute written consent and other instruments and power incident to the ownership of said stock, subject however to the instructions, if any, of the Chairman or the Board of Directors. The President shall have custody of the Treasurer's bond, if any.

     5.08 Executive Vice President. The Executive Vice President shall assist the President in the discharge of surpervisory, managerial and executive duties and functions. In the absence of the President or in the event of his death, or inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have the duties and powers of the President. He shall perform such other duties as from time to time may be assigned to him by the President, Chairman or Board of directors.

     5.09 Vice Presidents. The Vice Presidents, if any, shall assist the President and Executive Vice President and shall perform such duties as may be prescribed by the Board, the Chairman or the President. Vice Presidents in the order of their seniority shall, in the absence or disability of the Chairman and President, exercise all of the duties and powers of such officers. The Executive Vice President, if any, shall be the most senior of Vice Presidents, and the Senior Vice President, if any, shall be the next most senior of Vice Presidents. In regard to other Vice Presidents, they shall have the respective ranks designated by the Board of Directors, or if none has been so designated, as designated by the Chairman, or if none has been so designated by the Chairman, they shall rank in the order of their respective elections to such office. The execution of any instrument on the Company's behalf by a Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President and Executive Vice President.

     5.10 Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders and the Board of Directors and record all votes and proceedings thereof in a book kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors; (iv) keep at its registered office or principal place of business within or outside Delaware a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Company's transfer agent or registrar;
(v) sign with the President, or a Vice President, certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the Company, unless the Company has a transfer agent; and (vii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the Company's seal and to attest the fixing thereof by his or her signature.

     5.11 Assistant Secretary. The Assistant Secretary, if any (or if there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their appointment), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board, the Chairman or the Chief Executive Officer. The Chairman may appoint one or more Assistant Secretary(ies) to office.

     5.12 Treasurer. The Treasurer shall, unless the Board otherwise resolves, be the principal financial officer and principal accounting officer of the Company and shall have the care and custody of all funds, securities, evidence of indebtedness and other valuable effects of the Company, shall keep full and accurate accounts of receipts and disburesments in books belonging to the Company and shall deposit all money and other valuable effects of the Company in the name and to the credit of the Company in such depositories as from time to time may be designated by the Board. The Treasurer shall disburse the funds of the Company in such manner as may be ordered by the Board from time to time and shall render to the Chairman of the Board, the President and the Board, at regular Board meetings or whenever any of them may so require, an account of all transactions and of the Company's financial condition.

     5.13 Assistant Treasurer. The Assistant Treasurer, if any (or if there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their appointment), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board, the Chairman or the Chief Executive Officer. The Chairman may appoint one or more Assistant Treasurer(s) to office.

     5.14 Resignations. Any officer may resign at any time by giving written notice to the Board or to the Chairman. Such resignation shall take effect at the time specified therein and, unless specified therein, no acceptance of the resignation shall be required for the resignation to be effective.

     5.15 Delegation of Duties. In the event of the absence or disability of any officer of the Company, or for any other reason the Board shall deem sufficient, the Board may temporarily designate the powers and duties, or particular powers and duties, of such officer to any other officer, or to any director.

     5.16 Fidelity Bonds. The Board of Directors shall have the power, to the extent permitted by law, to require any officer, agent or employee of the Company to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board deems advisable.

                                   ARTICLE VI
                                 Indemnification

     Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law.

                                   ARTICLE VII
             Execution of Instruments and Deposit of Corporate Funds

     7.01 Execution of Instruments Generally. The Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors,may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authorization may be general or confined to specific instances.

     7.02 Borrowing. Unless and except as authorized by the Board of Directors, no loans or advances shall be obtained or contracted for, by or on behalf of the Company, and no negotiable paper shall be issued in its name. Such authorization may be general or confined to specific instances. Any officer or agent of the Company thereunto so authorized may attain loans and advances for the Company and for such loans and advances may make, execute and deliver any promissory notes, bonds, or other evidences of indebtedness of the Company. Any officer or agent of the Company so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, any and all stocks, bonds other securites and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     7.03 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors. Endorsements for deposit to the credit of the Company in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

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     7.04  Checks,  Drafts,  etc.  All  checks,  drafts or other  orders for the payment of money, and all notes or other evidence of indebtedness issued in the name of the Company, shall be signed by such officer or officers or agent or agents of the Company and in such manner as the Board of Directors from time to time may determine.

     7.05 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by, or standing in the name of, the Company may be executed and delivered from time to time on behalf of the Company by the Chairman of the Board, the President or any Vice President or by any other person or persons thereunto authorized by the Board of Directors.

                                  ARTICLE VIII
                                  Miscellaneous

     8.01 Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable, whenever in the exercise of its discretion it may deem such declaration advisable and such is permitted by law. Such dividends may be paid in cash, property, or shares of the Company.

     8.02 Benefit Plans. Directors shall have the power to install and authorize any pension, profit sharing, stock option, stock award or stock bonus, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the interest of the Company, at the expense of the Company, and to amend or revoke any plan so adopted. Any such plan may adopted and have full force and effect by resolution of the Board of Directors, except where applicable laws, rules or regulations require prior approval of the Company's shareholders of such plan in order for the plan to be valid.

     8.03 Seal. The corporate seal of the Company shall be circular in form and shall contain the name of the Company, the year incorporated and the words "Seal" and "Nevada".

     8.04 Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Company. Any such adoption of or change in a fiscal year shall not constitute or require an amendment to these Bylaws.

     8.05 Amendment of Bylaws. These Bylaws may be amended or repealed in the manner provided for in the Charter, or if none is there provided: by majority vote of the Board of Directors, taken at any meeting or by written consent, subject to the shareholders' right to change or repeal any Bylaws so made or adopt new Bylaws by vote of at least a majority of the total voting power. Bylaws amendments may be proposed by any Director or shareholder. Any action duly taken by the Board or the shareholders which conflicts or is inconsistent with these Bylaws (as they may be amended) shall constitute an amendment of the Bylaws, if the action was taken by such number of directors or shares voting as would be sufficient for amendment of the Bylaws.

     8.06 Gender. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

     8.07 Conflicts. In the event of any irreconcilable conflict between these Bylaws and either the Company's Charter or applicable law, the latter shall control.

     8.08 Definitions. Except as these Bylaws otherwise specifically provide, all terms used in these Bylaws shall have the definitions given them in the Company's Charter or the Nevada General Corporation Law.

                                   ARTICLE IX
                                     Notices

     9.01 Receipt of Notices by the Company. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Company when they are actually received: (i) at the registered office of the Company in Nevada; (ii) at the principal office of the Company (as designated in the most recent document filed by the Company with the Nevada Secretary of State designating a principal office) addressed to the attention of the Secretary of the Company; (iii) by the Secretary of the Company wherever the Secretary may be found; or (iv) by any other person authorized from time to time by the Board of Directors or the President to receive such writings, wherever such person is found.

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     9.02  Giving  of  Notice.  Exept  as  otherwise  provided  by  the  General
Corporation Law of Nevada, these Bylaws, the Charter or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement or other communication (collectively, "Notice") from the Company to a Director, Officer or shareholder shall be duly given if it is written or printed and is
(i) sent by first class or express mail, postage prepaid, (ii) sent by any commercial overnight air courier service, such as DHL, Federal Express, Emery, Airborne, UPS or similar service, (iii) sent by telegraph, cablegram, telex, telecopier, facsimile or similar transmission, (iv) delivered by any commercial messenger service which regularly retains its receipts, or (v) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are prepaid. Notice shall be given to an addressee's most recent address as it appears on the Company's records or to such other address as has been provided in writing to the Secretary. A Notice shall be deemed "given" when dispatched for delivery, when personally delivered, when transmitted electronically, or if mailed, on the date postmarked. This Section shall not have the effect of shortening any notice period provided for in these Bylaws.

     9.03 Waiver of Notice. Any Notice required or permitted by the General Corporation Law of Nevada, the Charter or these Bylaws may be waived in writing at any time by the person entitled to the Notice, and such waiver shall be equivalent to the giving of notice. Notice of any shareholders' meeting shall be waived by attendance, in person or by proxy, at the meeting, unless any question of lack of or defect in a Notice is raised prior to conclusion of the meeting. A waiver of Notice of a special meeting of shareholders shall state the purpose for which the meeting was called or the business to be transacted thereat.

     APPROVED AND ADOPTED by the Board of Directors as of February 20, 1997.

                            SECRETARY'S CERTIFICATION

     I, the undersigned Secretary or Assistant Secretary of this corporation, hereby certify that the foregoing Bylaws were duly adopted by its Board of Directors on the date above indicated and that the foregoing text of the Bylaws are currently in full force and effect and have not been revoked, suspended or amended since adoption thereof.

Dated: February 20, 1997
                                          CEREX ENTERTAINMENT CORPORATION



                                          By: /s/ Elisabeth M. Crosse
                                          ---------------------------
                                          Elisabeth M. Crosse, Asst. Secretary

(SEAL)

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